EXHIBIT (e)(1)(i)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, effective as of February 1, 2010, is Exhibit A to that certain Underwriting Agreement dated as of April 23, 2007 by and among BB&T AM Distributors, Inc., BB&T Funds and BB&T Asset Management, Inc. (the “Agreement”). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.
FUNDS
Sterling Capital Small Cap Value Fund
BB&T Equity Index Fund
BB&T Select Equity Fund (f/k/a BB&T Large Cap Fund)
BB&T Mid Cap Value Fund
BB&T International Equity Fund
BB&T Special Opportunities Equity Fund
BB&T Equity Income Fund
BB&T Short U.S. Government Fund
BB&T Intermediate U.S. Government Fund
BB&T Total Return Bond Fund
BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T National Tax-Free Money Market Fund
BB&T Prime Money Market Fund
BB&T U.S. Treasury Money Market Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Capital Manager Equity Fund

BB&T AM DISTRIBUTORS, INC.
By:	/s/ Bruno DiStefano
Name:	Bruno DiStefano
Title:	Vice President

Accepted:

BB&T FUNDS

By: Name:	/s/ Todd M. Miller Todd M. Miller
Title:	Vice President

BB&T ASSET MANAGEMENT, INC.

By: Name:	/s/ E.G. Purcell, III E.G. Purcell, III
Title:	President